Exhibit 10.2

Kentucky Bancshares, Inc.
Notice of Incentive Stock Option Award

Name of Optionee:            _______________________________

No. of Shares Covered:       _______________________________

Grant Date:                  _______________________________

Exercise Price Per Share:    _______________________________

Expiration Date:             _______________________________

Restriction Period.  The Shares shall vest as set forth below:
          [can be modified at Committee's discretion]


                                          Aggregate Percentage of
                                          the Shares Vested as of
    Date                                         Such Date

The Grant Date                                       0%

One Year Anniversary of the Grant Date              20%

Two Year Anniversary of the Grant Date              40%

Three Year Anniversary of the Grant Date            60%

Four Year Anniversary of the Grant Date             80%

Five Year Anniversary of the Grant Date            100%

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     This is a Notice of Incentive Stock Option Award (the "Notice") from
Kentucky Bancshares, Inc., a Kentucky corporation (the "Company"), to the optionee identified above (the "Optionee") effective as of the Grant Date specified above.

Background

     A. The Company maintains the Kentucky Bancshares, Inc. 2009 Stock Award Plan (the "Plan").

     B. Under the Plan, the Board of Directors of the Company or the Compensation Committee of the Board (collectively, the "Plan Administrator") administers the Plan and has the authority to determine the awards to be granted under the Plan.

     C. The Plan Administrator has determined that the Optionee is eligible to receive an award under the Plan in the form of an incentive stock option.

     D. The Company hereby grants such an option to the Optionee under the terms and conditions that follow.

Terms and Conditions

1. Grant of Option. The Company hereby grants to the Optionee the option to purchase the number of shares of Common Stock of the Company specified in the table at the beginning of this Notice on the terms and conditions set forth in this Notice and as otherwise provided in the Plan (the "Option"). The shares of Common Stock purchasable upon exercise of the Option are sometimes referred to as the "Option Stock." The parties intend that the Option shall be an "incentive stock option" as such term is defined under
Section 422 of the Code, but to the extent that the Option fails to qualify as an incentive stock option, it will be treated as a Nonqualified Stock Option.

2. Exercise Price. During the term of this Option, the purchase price for each share of Option Stock granted herein will be the Exercise Price specified in the table at the beginning of this Notice.

3. Exercise Schedule. The Option will vest and become exercisable as to the number of shares of Option Stock on the dates specified in the table at the beginning of this Notice. The Exercise Schedule is cumulative, meaning that to the extent the Option has not already been exercised and has not expired, terminated or been cancelled, the Optionee (or the person entitled to exercise the Option as provided herein) may at any time, and from time to time, purchase all or any portion of the shares of Option Stock then purchasable under the Exercise Schedule. The Option may also be exercised in full (notwithstanding the Exercise Schedule) under the circumstances described in Section 8 of this Notice if the Option has not expired prior thereto.

4. Expiration. The Option will expire at 5:00 p.m. Eastern Standard Time/Eastern Daylight Savings Time on the earliest of:

        (a) The Expiration Date specified in the table at the beginning of this Notice;

        (b) The expiration of the period after the termination of employment of the Optionee within which the Option can be exercised (as specified in Section 7 of this Notice);

        (c) Upon termination of the Optionee's employment for Cause (as defined in Paragraph 9(a) of this Notice.

        (d) The date (if any) the Option is cancelled pursuant to Paragraph 8(a) of this Notice.

No one may exercise the Option, in whole or in part, after it has expired, notwithstanding any other provision of this Agreement.

5. Personal Exercise by Optionee. This Option shall, during the lifetime of the Optionee, be exercisable only by said Optionee (or his or her personal representative), and shall not be transferable by the Optionee, in whole or in part, other than by will or by the laws of descent and distribution. The Plan Administrator may permit the transfer or assignment of this Option, in whole or in part, pursuant to Section 11(c) of the Plan, however, to the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the Optionee, it shall be treated as a Nonqualified Stock Option.

6.     Manner of Exercise of Option.

       (a) The Option may be exercised, in whole or in part, by delivering written notice to the Company, in a form prescribed by the Plan Administrator, to the Company's Secretary at the principal executive office of the Company, or to the Company's designated agent for receipt of such notice. The notice shall state the number of shares of Option Stock to be purchased, and shall be signed by the person exercising the Option. If the person exercising the Option is not the Optionee, he/she also must submit appropriate proof of his/her right to exercise the Option.

       (b) Tender of Payment. Upon giving notice of any exercise hereunder, the Optionee shall provide for payment of the purchase price of the shares of Option Stock being purchased through one or a combination of the following methods:

             (i) Cash or cash equivalent (including check, bank draft or money order);

             (ii) By delivery to the Company of unencumbered Common Stock having an aggregate fair market value (valued in accordance with procedures established by the Plan Administrator) on the date of the exercise equal to the purchase price of the shares of Option Stock and which have been held by the Optionee for at least six (6) months;

             (iii) By authorizing the Company to retain, from the total number of shares of Option Stock as to which the Option is exercised, that number of shares having a fair market value (valued in accordance with procedures established by the Plan Administrator) on the date of exercise equal to the purchase price for the total number of shares of Option Stock as to which the Option is exercised; or

             (iv)  A combination of the above.

Notwithstanding the foregoing, the Optionee shall not be permitted to pay any portion of the purchase price with shares of Common Stock, or by authorizing the Company to retain shares of Option Stock upon exercise of the Option, if the Plan Administrator, in its sole discretion, determines that payment in such manner is undesirable.

7. Continuous Employment Requirement. Except as otherwise provided in this Section 7, the Option may be exercised only if the Optionee has been continuously employed by the Company or a Parent or Subsidiary since the Grant Date and remains so employed on the exercise date. However, the Option may be exercised after termination of employment (but in no event after expiration of the Option) in the following situations:

       (a) The Option may be exercised for one year after termination of the Optionee's employment because of death or Disability (as defined in Paragraph 9(c)), but only to the extent that it was exercisable immediately prior to the termination of employment.

       (b) The Option may be exercised for three months after termination of the Optionee's employment for any reason other than death, Disability or Cause (as defined in Paragraph 9(a)), but only to the extent that it was exercisable immediately prior to the termination of employment.

8. Change in Control. If a Change in Control (as defined in Paragraph 9(b)) occurs while this Option remains outstanding, then one of the following shall occur:

       (a) If, pending the Change in Control, the Plan Administrator determines that this Option will not continue following the Change in Control or that the successor entity (or its parent) will not assume or replace this Option with a comparable equity-based award covering shares of the successor entity (or its parent) that would equitably preserve the compensation element of the Award at the time of the Change in Control, then one of the following shall occur:

             (i) The Plan Administrator may elect, in its sole discretion, to cancel this Option and to pay the Optionee an amount in cash equal to the difference between the fair market value (valued in accordance with procedures established by the Plan Administrator) immediately prior to the Change in Control of the shares of Option Stock still subject to the Option, and the aggregate exercise price of those shares; or

             (ii) If the Plan Administrator does not make the election described above, the Option shall become fully exercisable ten (10) days prior to the scheduled occurrence of the Change in Control and shall remain exercisable for a period of ten (10) days. Any exercise of this Option during such ten (10) day period shall be conditioned upon the occurrence of the Change in Control and shall be effective immediately prior to the Change in Control. Upon the occurrence of the Change in Control, this Option shall expire. The Plan Administrator shall provide advance notice of this temporary period of exercisability to the Optionee. If the Change in Control does not occur, the Option shall continue according to its original terms.

       (b) If, in connection with the Change in Control, Paragraph 8(a) is not applicable and this Option is continued, assumed or replaced in the manner described in Paragraph 8(a), and if within one (1) year after that Change in Control the Optionee's employment with the Company and all of its Subsidiaries (or with any successor entity) is terminated by the employer for reasons other than Cause, or is terminated by the Optionee for Good Reason (as defined in Paragraph 9(d)), then this Option will immediately vest and become exercisable in full and remain exercisable for one (1) year after such termination of employment.

9. Definitions. The following terms used in this Notice will have the meanings indicated:

       (a) "Cause" means what the term is expressly defined to mean in a then-effective employment agreement between the Optionee and the Company, or in the absence of any such then-effective agreement or definition, means:

              (i) Optionee's commission of any act constituting a felony or Optionee's conviction or guilty or no contest plea to any criminal misdemeanor involving fraud, misrepresentation or theft;

              (ii) gross misconduct or any act of fraud, disloyalty or dishonesty by Optionee related to or connected with Optionee's employment by the Company or otherwise likely to cause material harm to the Company or its reputation;

              (iii) a material violation by Optionee of the Company's policies or codes of conduct; or

              (iv) the willful or material breach by Optionee of any agreement between the Optionee and the Company.

       (b) "Change in Control" means what the term (or a word of like import) is expressly defined to mean in a then-effective employment agreement between the Optionee and the Company, or in the absence of any such then-effective agreement or definition, means a change in the ownership or control of the Company effected through any of the following transactions:

             (i) a merger, consolidation or reorganization approved by the Company's shareholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction;

             (ii) any shareholder approved sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company;

             (iii) any transaction or series of related transactions pursuant to which any person or any group of persons comprising a "group" within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing (or convertible into or exercisable for securities possessing) thirty percent (30%) or more of the total combined voting power of the Company's securities (determined by the power to vote with respect to the election of Board members) outstanding immediately after the consummation of such transaction or series of related transaction, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company's shareholders; or

             (iv) a change in the composition of the Board over a period of eighteen (18) consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who have been Board members continuously since the beginning of such period.

       (c) "Disability" shall mean long-term disability, as defined in the Company's long-term disability plan, or in the absence of such long-term disability plan, as defined by Section 22(e)(3) of the Code.

       (d) "Good Reason" means what the term is expressly defined to mean in a then-effective employment agreement between the Optionee and the Company, or in the absence of any such then-effective agreement or definition, means any of the following conditions arising without the consent of Optionee, provided that the Optionee has first given written notice to the Company of the existence of the condition within ninety (90) days of its first occurrence, and the Company has failed to remedy the condition within thirty
(30) days thereafter:

             (i)  a material diminution in the Optionee's base salary;

             (ii) a material diminution in the Optionee's authority, duties, or responsibilities;

             (iii)  relocation of Optionee's principal office more than fifty
(50) miles from its current location; or

              (iv) any other action or inaction that constitutes a material breach by the Company of any terms or conditions of any agreement between the Company and the Optionee, which breach has not been caused by Optionee.

10. Transfer of Shares - Tax Effect. If any shares of Common Stock received pursuant to the exercise of this Option are sold within two (2) years from the Grant Date or within one (1) year from the effective date of exercise of the Option (a "disqualifying disposition"), or if certain other requirements of the Code are not satisfied, such shares will not be deemed to have been acquired by the Optionee pursuant to an incentive stock option for purposes of the Code. If a disqualifying disposition occurs, the Optionee agrees to promptly inform the Company of such disposition. The Company will not be liable to the Optionee if the Option, or any part of it, is deemed for any reason not to be an "incentive stock option" within the meaning of the Code.




KENTUCKY BANCSHARES, INC.


By:  ________________________________


Its:  ________________________________

Any capitalized term used in this Notice shall have the meaning set forth in this Notice (including in the table at the beginning of this Notice) or, if not defined in this Notice, the meaning set forth in the Plan as it currently exists or as it is amended in the future.







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